Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE
BRIGHAM EXPLORATION REPORTS FIRST QUARTER 2011 RESULTS
Austin, TX — May 3, 2011 — Brigham Exploration Company (NASDAQ:BEXP) today announced financial results for the quarter ended March 31, 2011.
FIRST QUARTER 2011 RESULTS
Our average daily production volumes for the first quarter 2011 were 11,314 barrels of crude oil equivalent (Boe) per day, up 109% from the first quarter 2010 and down 1% from the fourth quarter 2010.
Benefiting from both our operated and non-operated drilling activity in the Williston Basin, our high value crude oil production volumes for the first quarter 2011 averaged 9,211 barrels of crude oil per day, which represents a 159% increase from that in the first quarter 2010 and up 1% from that in the fourth quarter 2010. Our high value crude oil production volumes represented 81% of our total production volumes in the first quarter 2011, as compared to 66% in the first quarter 2010 and 80% in the fourth quarter 2010.
Our production volumes in the Williston Basin for the first quarter 2011 were 9,371 Boe per day, which represents a 190% increase from that in the first quarter 2010 and a slight increase from that in the fourth quarter 2010. During March 2011, our Williston Basin volumes exceeded 10,000 Boe per day for the first time in our history.
Our first quarter production volumes included approximately 732 barrels of crude oil produced during the first quarter 2011 and added to inventory. Adjusting our production volumes for amounts included in inventory resulted in first quarter 2011 daily sales volumes of 11,306 Boe per day.
Revenues from the sale of crude oil and natural gas, including cash hedge settlements for the first quarter 2011, were up 158% to $76.0 million as compared to that in the first quarter 2010. Higher crude oil sales volumes and crude oil prices increased revenues by $37.3 million and $9.4 million, respectively. Higher natural gas sales volumes also increased revenue by $0.8 million. Lower cash hedge settlements and natural gas prices decreased revenues by $0.5 million and $0.5 million, respectively.
During the first quarter 2011, our average realized price for crude oil was $82.76 per barrel, which included a $1.27 loss from the cash settlement of our crude oil derivative contracts. This compares to an average realized price in the first quarter 2010 of $72.39 per barrel, which included a $0.30 per barrel cash loss due to the settlement of our crude oil derivative contracts. Our average realized price for natural gas inclusive of natural gas liquids in the first quarter 2011 was $6.57 per Mcf, which included a $0.96 per Mcf cash gain due to the settlement of our natural gas derivative contracts. This compares to an average realized price in the first quarter 2010 of $6.68 per Mcf, which included a $0.67 per Mcf cash gain due to the settlement of our natural gas derivative contracts.
Our first quarter 2011 production costs, which include costs for operating and maintaining (O&M expense) our producing wells, expensed workovers, ad valorem taxes and production taxes, were up $0.95 per Boe when compared to that in the first quarter 2010. The increase was attributable to a $2.37 per Boe increase in production taxes, which was driven by higher commodity prices and higher levels of production in North Dakota, which are subject to an 11.5% tax rate. This increase was partially offset by a $1.48 per Boe decrease in expensed workovers due to fewer workovers.
Our general and administrative (G&A) expenses for the first quarter 2011 decreased by $3.07 per Boe as compared to the prior year’s quarter due to our higher production volumes. The per unit decrease associated with our higher production volumes was partially offset by an increase in employee compensation costs due to higher levels of employee salaries in 2011 to ensure competitive compensation levels with other oil and gas companies, and a higher number of employees due to our growth in activity in the Williston Basin.
Our depletion expense for the first quarter 2011 was $18.9 million ($18.61 per Boe) compared to $9.2 million ($19.07 per Boe) in the first quarter 2010. Our higher sales volumes increased depletion expense by $10.2 million while our lower depletion rate decreased depletion expense by $0.5 million.

Our net interest expense for the first quarter 2011 was $0.5 million higher than that in the first quarter 2010. Interest expense increased due to the September 2010 issuance of our $300 million Senior Notes due 2018 and was partially offset by an increase in our capitalized interest associated with our higher level of drilling activity in the Williston Basin.
We recorded deferred income tax expense of $0.2 million in the first quarter 2011, which consists of $0.1 million in deferred federal income tax expense and $0.1 million in deferred North Dakota state income tax expense.
Our reported net income for the first quarter 2011 was $1.6 million ($0.01 per diluted share) versus net income of $11.3 million ($0.11 per diluted share) for the same period last year. Our after-tax earnings in the first quarter 2011 excluding unrealized mark-to-market hedging losses were $33.8 million ($0.29 per diluted share) as compared to our after-tax earnings in the first quarter 2010 excluding our unrealized mark-to-market hedging gains were $8.3 million ($0.08 per diluted share). After-tax earnings excluding the above items is a non-GAAP measure and a reconciliation of GAAP net income to after-tax earnings excluding the above items is included in our accompanying financial tables found later in this release.
Through March 31, 2011, we spent $122.8 million in oil and gas capital expenditures. Capital expenditures for the first three months of 2011 and 2010 were:

	Three months ended March 31,
	2011	2010
	(in thousands)

Drilling	$110,778	$43,606
Support infrastructure	5,264	—
Land	6,770	8,477

Oil and gas capital expenditures	$122,812	$52,083
Capitalized costs	6,641	4,569
Capitalized FAS 143 ARO	178	52

Total capital expenditures	$129,631	$56,704

SECOND QUARTER 2011 FORECASTS
The following forecasts and estimates of our second quarter 2011 production volumes are forward-looking statements subject to the risks and uncertainties identified in the “Forward-Looking Statements Disclosure” at the end of this release. We are forecasting that our second quarter 2011 production volumes to average between 12,000 Boe per day and 14,000 Boe per day and that our crude oil volumes will comprise approximately 82% of our second quarter production volumes.
For the second quarter 2011, lease operating expenses are projected to be $7.40 per Boe based on the mid-point of our production guidance, production taxes are projected to be approximately 10.0 to 10.5% of pre-hedge crude oil and natural gas revenues, and general and administrative expenses are projected to be $3.5 million ($2.99 per Boe).
MANAGEMENT COMMENTS
Gene Shepherd, Brigham’s Chief Financial Officer, commented, “As we have demonstrated over the last two years, the consistency of our drilling results continues to give us excellent visibility as to the growth in production volumes and reserves that we expect to achieve in 2011. In addition to continuing to grow our inventory of development drilling locations in western North Dakota and eastern Montana, we expect 2011 to be a year where the company benefits from significant efficiencies in our drilling and completion techniques that should positively impact our costs in the second half of 2011 and in 2012. We expect these efficiencies to help offset the higher drilling and completion costs that we have experienced in 2011. Despite the increased costs, the 10% overage factor that was part of our February budget provides adequate protection against cost overruns such that we believe that we are still operating within our original 2011 budget.”
Mr. Shepherd continued, “Given our record first quarter financial performance, strong balance sheet and accelerating level of drilling activity as we enter the second quarter, we look forward to 2011 being one of the most exciting years in our company’s history.”

CONFERENCE CALL INFORMATION
Our management will host a conference call to discuss operational and financial results for the first quarter 2011 with investors, analysts and other interested parties on Wednesday, May 4, at 11:00 a.m. Eastern Time. To participate in the call, participants within the U.S./Canada please dial 877-398-9480 and participants outside the U.S./Canada please dial 708-290-1157. The conference ID number for the call is 62089416. A telephone recording of the conference call will be available approximately two hours after the call is completed through 11:59 p.m. Eastern Time on Wednesday, May 11, 2011. To access the recording, U.S./Canada callers dial 800-642-1687 and international callers dial 706-645-9291. The conference ID number for the call is 62089416. In addition, a live and archived web cast of the conference call will be available over the Internet at www.bexp3d.com.
We will be updating our corporate presentation prior to our conference call and will reference information contained therein. We encourage you to access the presentation in advance of the conference call. To access the presentation, go to www.bexp3d.com and click on Corporate Presentation along the left side of our home page. In addition, a copy of this press release and other financial and statistical information about the periods covered by this press release and by the conference call that will take place on Wednesday, May 4, 2011, will be available on our website. To access the press release, go to www.bexp3d.com, click on Investor Relations and then click on Press Releases. The file with a copy of the press release is named Brigham Exploration Reports First Quarter 2011 Results and is dated Tuesday, May 3, 2011. To access the other financial and statistical information that will be covered by the conference call that will take place on Wednesday, May 4, 2011, go to www.bexp3d.com, click on Investor Relations and then click on Events & Presentations. The file with the other financial and statistical information is named Financial and Statistical Information for the First Quarter 2011 Conference Call and is dated Wednesday, May 4, 2011.
ABOUT BRIGHAM EXPLORATION
Brigham Exploration Company is an independent exploration, development and production company that utilizes advanced exploration, drilling and completion technologies to systematically explore for, develop and produce domestic onshore oil and natural gas reserves. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.
FORWARD-LOOKING STATEMENTS DISCLOSURE
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward-looking statements include early initial production rates which decline steeply over the early life of wells, particularly our Williston basin horizontal wells for which we estimate the average monthly production rates may decline by approximately 70% in the first twelve months of production, our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry, our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company’s filings with the Securities and Exchange Commission. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently. All forward-looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward-looking statements, whether as a result of subsequent developments or otherwise.

Contact:	Rob Roosa, Director of Finance & Investor Relations
(512) 427-3300

BRIGHAM EXPLORATION COMPANY
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data) (unaudited)

	Three Months Ended
	March 31,
	2011	2010

Revenues:
Crude oil sales	$69,596	$22,870
Natural gas sales	6,367	6,060
Hedging settlements	50	582

	76,013	29,512
Unrealized hedging gains (losses)	(36,008)	3,052

	40,005	32,564
Support infrastructure	594	—
Other revenue	2	9

Total Revenue	40,601	32,573

Costs and expenses:
Lease operating	7,720	4,349
Production taxes	7,698	2,508
Support infrastructure	190	—
General and administrative	3,382	3,086
Depletion of oil and natural gas properties	18,940	9,211
Depreciation and amortization	971	233
Accretion of discount on asset retirement obligations	110	105

	39,011	19,492

Operating income (loss)	1,590	13,081

Other income (expense):
Interest expense, net Interest income	(3,378)	(2,904)
Interest income	367	453
Other income (expense)	3,154	685

	143	(1,766)

Income (loss) before income taxes	$1,733	$11,315
Income tax (expense) benefit:
Current	—	—
Deferred	(179)	—

	(179)	—

Net income (loss)	$1,554	$11,315

Net income (loss) per share available to common stockholders:
Basic	$0.01	$0.11

Diluted	$0.01	$0.11

Weighted average shares outstanding:
Basic	116,359	99,444

Diluted	118,522	101,357

BRIGHAM EXPLORATION COMPANY
PRODUCTION VOLUMES, SALES VOLUMES, SALES PRICES AND OTHER FINANCIAL DATA
(unaudited)

	Three Months Ended March 31,
	2011	2010
Average net daily production volumes:
Crude oil (Bbls)	9,211	3,552
Natural gas (MMcf)	12.6	11.2
Equivalent crude oil (Boe) (6:1)	11,314	5,420

Total net production volumes:
Crude oil (MBbls)	829	320
Natural gas (MMcf)	1,136	1,009
Equivalent oil (MBoe) (6:1)	1,018	488
% Crude oil	81%	66%

Increase in inventory:
Crude oil (Bbls)	732	5,012
Natural gas (MMcf)	—	—
Equivalent crude oil (Boe) (6:1)	732	5,012

Average net daily sales volumes (Average net production volumes less average net daily increase in inventory):
Crude oil (Bbls)	9,203	3,496
Natural gas (MMcf)	12.6	11.2
Equivalent crude oil (Boe) (6:1)	11,306	5,364

Total net sales volumes (Total net production volumes less increase in inventory):
Crude oil (MBbls)	828	315
Natural gas (MMcf)	1,136	1,009
Equivalent crude oil (MBoe) (6:1)	1,018	483
% Crude oil	81%	65%

Sales price:
Crude oil ($/Bbl)	$84.03	$72.69
Natural gas ($/Mcf)	5.61	6.01
Equivalent crude oil ($/Boe) (6:1)	74.65	59.93

Sales price including derivative settlement gains (losses):
Crude oil ($/Bbl)	$82.76	$72.39
Natural gas ($/Mcf)	6.57	6.68
Equivalent crude oil ($/Boe) (6:1)	74.70	61.13

Sales price including derivative settlement gains (losses) and unrealized gains (losses):
Crude oil ($/Bbl)	$40.48	$73.90
Natural gas ($/Mcf)	5.70	9.23
Equivalent crude oil ($/Boe) (6:1)	39.31	67.45

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2011	December 31, 2010
Assets:
Current assets	$323,306	$360,857
Oil and natural gas properties, net (full cost method)	774,557	669,356
Other property and equipment, net	47,984	42,837
Other non-current assets	15,451	12,351

Total assets	$1,161,298	$1,085,401

Liabilities and stockholders’ equity:
Current liabilities	$236,747	$176,545
Senior notes	300,000	300,000
Other non-current liabilities	28,634	15,586

Total liabilities	$565,381	$492,131
Stockholders’ equity	595,917	593,270

Total liabilities and stockholders’ equity	$1,161,298	$1,085,401

BRIGHAM EXPLORATION COMPANY
SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Three Months Ended March 31,
	2011	2010

Cash flows from operating activities:
Net income (loss)	$1,554	$11,315
Depletion, depreciation and amortization	19,911	9,444
Accretion of discount on ARO	110	105
Amortization of deferred loan fees and debt issuance costs	526	506
Non-cash stock compensation	747	427
Market value adjustments for derivatives instruments	36,008	(3,052)
Deferred income tax expense	179	—
Provision for doubtful accounts	(2)	—
Other noncash items	—	(1)
Changes in operating assets and liabilities	7,178	7,229

Cash flows provided by operating activities	$66,211	$25,973

Cash flows provided (used) by investing activities	(65,525)	(42,910)
Cash flows provided (used) by financing activities	(3,843)	632

Net increase (decrease) in cash and cash equivalents	$(3,157)	$(16,305)

SUMMARY PER BOE DATA
(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Crude oil and natural gas sales	$74.65	$59.93
Hedging settlements	0.05	1.20
Unrealized hedging gains (losses)	(35.39)	6.32
Support infrastructure	0.58	—
Other revenue	—	0.02

	$39.89	$67.47

Costs and expenses:
Lease operating	7.58	9.00
Production taxes	7.56	5.19
Support infrastructure	0.19	—
General and administrative	3.32	6.39
Depletion of oil and natural gas properties	18.61	19.07
Depreciation and amortization	0.95	0.48
Accretion of discount on ARO	0.11	0.22

	$38.32	$40.35

Operating income (loss)	$1.57	$27.12

Interest expense, net of interest income (a)	(2.96)	(5.07)
Other income (expense)	3.10	1.42

Adjusted income (loss)	$1.71	$23.47

(a)	Calculated as interest expense minus interest income divided by production for period.
BRIGHAM EXPLORATION COMPANY
RECONCILIATION OF GAAP NET INCOME TO AFTER-TAX EARNINGS
EXCLUDING THE EFFECTS OF CERTAIN ITEMS
(in thousands)

	Three months
	ended March 31,
	2011	2010
Net income (loss) as reported	$1,554	$11,315
Unrealized derivative (gains) losses	36,008	(3,052)
Tax impact	(3,720)	—

Earnings excluding the effects of certain items	$33,842	$8,263

Earnings without the effects of certain items represent net income excluding unrealized gains and losses on derivative contracts. Management believes that exclusion of these items enhances comparability of operating results between periods.

BRIGHAM EXPLORATION COMPANY
SUMMARY OF COMMODITY PRICE HEDGES OUTSTANDING AS OF MAY 3, 2011
(unaudited)

		2011			2012				2013
		Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2

Crude Oil Costless Collars:
Daily volumes	Bbls/d	6,110	7,587	9,207	8,239	8,580	10,168	10,000	9,000	1,341
Floor	$/Bbl	$65.68	$67.69	$70.84	$69.03	$69.46	$71.71	$73.99	$80.38	$85.00
Cap	$/Bbl	$98.83	$103.57	$109.45	$109.07	$110.07	$114.56	$116.11	$125.25	$134.00

Crude Oil Floors:
Daily volumes	Bbls/d	—	—	—	1,500	1,500	1,500	1,500	—	—
Floor	$/Bbl	$—	$—	$—	$65.00	$65.00	$80.00	$80.00	$—	$—

Natural Gas Costless Collars:
Daily volumes	MMBtu/d	3,626	3,587	3,587	—	—	—	—	—	—
Floor	$/MMBtu	$5.48	$5.48	$5.48	$—	$—	$—	$—	$—	$—
Cap	$/MMBtu	$7.16	$7.16	$7.16	$—	$—	$—	$—	$—	$—
Hedged volumes and prices reflected in this table represent average contract amounts for the quarterly periods presented; crude oil hedge contract prices and natural gas hedge prices are based on NYMEX pricing.